UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event recorded): December 14, 2016 (December 13, 2016)

ZD VENTURES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127389	99-0381956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Avenue Road, Suite 200, Toronto, ON, M5R 2G3
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (416) 929 - 1806

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2016

ZD VENTURES CORPORATION

By: /s/ Terence Robinson

Terence Robinson
Chief Executive Officer

ZD VENTURES CORPORATION ANNOUNCES NEW BUSINESS
Toronto, December 13, 2016 – ZD Ventures Corporation (OTC: ZDVN) ("The Company" "ZD Ventures") is pleased to announce that it has entered into a development and  consulting agreement with Lupama Producciones, S.L  ("Lupama") ,
Lupama will be managing and developing on behalf of Plyzer Corporation ( "Plyzer") , a private corporation incorporated in Delaware and a wholly owned subsidiary of ZD Ventures,  a unique web portal providing solutions for price comparison using Artificial Intelligence ('IA')  in a number of niche markets.
Lupama is a Spanish information and technology development company with its head office in Barcelona, Spain. Lupama's Chief Executive Officer, Luis Pallares is a serial entrepreneur with a computer science background from MIT, also founder of  Nennisiwok, Digital Agency NYC, Visual Underground Media & Prod TC, and co-founder of Babypod, Addhoc, Lupama Producciones, among others. Effective immediately Mr.Pallares will become the CEO of Plyzer.
Lupama will be issued 5 Million shares and will earn up to an additional 25 Million shares of ZD Ventures subject to certain milestones being attained. Plyzer is currently developing its first AI solution and is aiming for a beta test in the first quarter of 2017.
Mr. Pallares commented, "I am very pleased to be working with the team at ZD Ventures. I believe we can develop Plyzer into a world class technology company using Artificial Intelligence and machine learning technology. We are focused on developing the next-generation AI driven comparison engine "
Mr. Terence Robinson, CEO of ZD Ventures commented, "We are very happy to have Luis Pallares and his team join us at ZD Ventures. Luis has a very successful track record of developing leading edge technologies from inception to final product."
About the Company
ZD Ventures is a technology company focused on artificial intelligence and machine learning developing solutions aimed at niche markets.
For further information regarding this press release, investment opportunities, or other questions, please call +14168600211
Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.
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